QuickLinks -- Click here to rapidly navigate through this document

Exhibit 10.41

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES EXCHANGE ACT OF 1933, AS AMENDED.

Execution Version	Contract No. 204362

OVERTURE MASTER AGREEMENT

Publisher's Name: Street Address: Publisher Contact: Telephone/Fax: Payment Address:	MyAreaGuide.com, Inc. 1240 East 100 Suite #5 Dustin Moore 495-986-9962 Same as above.	Type of Entity/State: City/State/Zip: Email: Tax Identification Number:	Nevada Corporation St. George/Utah/84790 dmoore@olwm.com 87-0656402
1.
Agreement. This "Agreement" shall mean collectively this Overture Master Agreement, the attached Terms and Conditions to Overture Master Agreement (the "Terms and Conditions"), and the Riders and Exhibits attached hereto and thereto. This Agreement is entered into as of December 31, 2004 by and between Overture Services, Inc. ("Overture") and the entity named above ("Publisher") with respect to the provision by Overture to Publisher of the services checked below (collectively, the "Overture Services"). Capitalized terms not defined in this Overture Master Agreement or in the Terms and Conditions are defined in the applicable Riders or in any Exhibits attached thereto.

  ☒
  Precision Match—Rider PM

  ☐
  Yahoo Search—Rider YS

  ☐
  Content Match—Rider CM

          Any conflicts between the terms of this Overture Master Agreement (including the Terms and Conditions) and any applicable Rider or Exhibit will be resolved in favor of such Rider or Exhibit.

2.
Offerings.

2.1
Publisher's Offerings. Publisher shall display Overture Content only via the platforms checked below (collectively, "Publisher's Offerings"):

☒
Publisher's Web Sites: Except as otherwise provided for in this Agreement, the pages under all of the top level domain names currently owned or operated by Publisher. Publisher represents and warrants that, as of the Effective Date, the following top level domains are all of the top level domains currently owned or operated by Publisher: www.myareaguide.com and the top level domain names listed in Schedule 1 to Exhibit A which are operated by Publisher in accordance with and as permitted in Exhibit A (together with all successor Web pages to the foregoing, the "Publisher's Web Sites").

2.2
Future Offerings. Publisher will provide prompt written notice to Overture of any and all (i) top level domain names owned or operated by Publisher during the Term other than Publisher's Web Sites; and (ii) software applications acquired, developed or licensed by Publisher after the Effective Date for distribution to end-users by or on behalf of Publisher. At Overture's request, Publisher agrees to amend the Agreement to include any additional properties described in subsections (i) or (ii) of this Section 2.2 within the definitions of "Publisher's Offerings."

  3.
  Term. This Agreement shall commence as of the date of the launch of Precision Match services as provided pursuant to Rider PM (the "Effective Date") and continue in force for [***] (the "Initial Term"), unless earlier terminated in accordance with this Agreement or extended pursuant to any make-good period provided for in any applicable Rider. Thereafter, this Agreement will renew automatically for successive one-year periods (each, a "Renewal Term") until and unless either party gives written notice to the other party of its intent not to renew no less than 90 days prior to the end of the Initial Term or, if during a Renewal Term, then 90 days prior to the end of the applicable Renewal Term. As used in this Agreement, "Term" means the Initial Term and any Renewal Terms.

  4.
  Overture Responsibilities.

  4.1
  Delivery of Overture Content. Overture will employ commercially reasonable efforts to deliver Overture Content to Publisher in accordance with the requirements set forth in this Agreement. As used in this Agreement, "Overture Content" means the Precision Match Results, the Yahoo Search Results, the Content Match Results or the Toolbar Overture Results as defined in Riders PM, YS, CM and YT respectively, to the extent each such Rider is a part of this Agreement. The Overture Content delivered hereunder will be drawn from Overture's indexes, which such indexes may be changed, updated and modified from time to time by Overture in its sole discretion.

  4.2
  Payments to Publisher. Provided that Publisher is not in breach of this Agreement, Overture shall pay to Publisher the compensation specified in each applicable Rider within 45 days after the end of the month in which the relevant Overture Content appeared on Publisher's Offerings. All payments will be made in U.S. dollars or the local currency in which payment is received. Overture may offset any amounts owed to Publisher by deducting amounts owed to Overture by Publisher, including, without limitation, overpayments previously made by Overture. [***] Except as specifically set forth in this Section 4.2, Overture will retain all revenues derived from or in connection with this Agreement.

  4.3
  [***] Overture shall employ commercially reasonable efforts to provide Publisher with [***].

  5.
  Publisher Responsibilities.

  5.1
  Implementation of Links and Results. "Overture Links" are the means by which Overture Content is requested of Overture and are limited to the Precision Match Overture Links, the Yahoo Search Overture Links, the Content Match Overture Links and the Toolbar Overture Links, as defined in Riders PM, YS, CM and YT, respectively, to the extent such Riders are part of this Agreement. Publisher shall make Overture Content available to Users of the Publisher's Offerings only via the Overture Links and shall not enable search functionality on the Publisher's Offerings except through the Overture Links. Publisher shall enable all Users to access and use the Overture Links and Overture Content by implementing, displaying and maintaining (and, if applicable, with respect to Overture Links only, creating) such Overture Links and Overture Content in accordance with the terms of this Agreement and all specifications and requirements that Overture may provide to Publisher from time to time.

  5.2
  Exclusivity. Publisher shall not display or directly link to any Paid Results on any of Publisher's Offerings [***]. (For avoidance of doubt, "directly link" means the immediate next Web page displayed to a User after such User clicks on any link on Publisher's Offering.) [***] A "Paid Result" means any response to a search query, keyword or other request for which the review, cataloging, collection, maintenance, display, indexing, ranking, or other activity is paid for by an advertiser, regardless of the method by which payment is determined (i.e., whether cost-per-click, cost-per-action, cost-per impression, pay-for-placement, paid-inclusion, or otherwise) and regardless of whether Publisher receives payment directly. [***] Publisher acknowledges and agrees that any violation or threatened violation of this Section 5.2 will cause Overture irreparable harm for which there is no adequate remedy at law, thus entitling Overture to seek injunctive relief in addition to all other available legal or equitable remedies. Publisher waives any requirement for a bond in connection with any such claim for injunctive relief.

    5.3
    Additional Termination Right. In addition to the termination rights set forth in the Terms and Conditions, [***], Overture may immediately terminate this Agreement by providing written notice to Publisher.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

"PUBLISHER"		"OVERTURE"
MyAreaGuide.com. Inc., a Nevada corporation		Overture Services, Inc., a Delaware corporation
By:	/s/ DUSTIN MOORE	By:	/s/ WILLIAM DEMAS
Name:	Dustin Moore	Name:	William Demas
Name:	VP	Name:	SVP & GM, PBSG

Attachments:

•
Terms and Conditions to Overture Master Agreement

•
Exhibit A [***]

•
Schedule 1 to Exhibit A [***]

•
Rider PM

•
Exhibit 1 to Rider PM (Precision Match Overture Links Mock-Up—Additional Requirements)

•
Exhibit 2 to Rider PM (Results Pages Mock-Up—Additional Requirements)

•
Exhibit 3 to Rider PM (Precision Match Selected Pages for Hyperlinks)

TERMS AND CONDITIONS TO OVERTURE MASTER AGREEMENT

1.    Definitions.

        1.1   "Above the Fold" means visible on a computer display screen without scrolling down or to the right or to the left, at a screen resolution of 1024 by 768.

        1.2   "Advertiser" means any person or entity that has signed up with Overture to provide information or other content in connection with the Overture Services.

        1.3   "Licensed Materials" means the Overture Links, the Overture Marks, the Yahoo Marks and the Overture Content.

        1.4   "Overture Marks" means (a) any or all of the following, as provided by Overture to Publisher: the marks, words or phrases in which Overture has intellectual property rights; and (b) all of the following: (i) the format or general image or appearance of the Overture Content and the Web pages provided by Overture or produced by any of its technology or services; (ii) any word, symbol or device, or any combination thereof, used or intended to be used by Overture to identify and distinguish Overture's products or services from the products or services of others, and to indicate the source of such goods or services; and (iii) any updates to the foregoing.

        1.5   "Overture Related Party" means Yahoo and any entity controlling, controlled by or under common control with Overture.

        1.6   "Search Box" means a graphical area on the Publisher's Offerings through which a User may enter a Precision Match Search Query and/or a Yahoo Search Query.

        1.7   "User" means a human end-user of the Publisher's Offerings (i.e., not 'bots, metaspiders, macro programs, Internet agents or any other automated means).

        1.8   "Yahoo" means Yahoo! Inc., a Delaware corporation.

        1.9   "Yahoo Marks" means any or all of the following, as provided by Overture to Publisher: the marks, words or phrases, in which Yahoo has intellectual property rights.

2.    Mutual Audit.    Each party (the "Auditing Party"), at its own expense, will be entitled to retain a reputable, independent certified public accounting firm (the "Auditor") reasonably acceptable to the other party (the "Audited Party") solely for the purpose of auditing, at a mutually agreed upon time during normal business hours, only those records of the Audited Party that are reasonably necessary to determine the Audited Party's compliance with its obligations under this Agreement. Prior to an audit, the Auditing Party will require the Auditor to sign a confidentiality agreement reasonably acceptable to the Audited Party, and the results of the audit and all information reviewed during such audit will be deemed the Audited Party's Confidential Information. Such audit shall be conducted in accordance with generally accepted auditing standards. Auditor will be entitled to disclose to the Auditing Party only whether or not the Audited Party is in compliance with its obligations under the Agreement and, if the Audited Party is not in compliance, the amount of any non-compliance. Auditor will be precluded from disclosing any other Confidential Information of the Audited Party to the Auditing Party without the prior written consent of the Audited Party. Either party shall be entitled to one audit per calendar year during the Term, and, upon request of the Auditing Party, an additional audit may be conducted at any time during the three (3) month period following the expiration or termination of this Agreement. Each audit will apply to the prior twelve months under this Agreement.

3.    Grant of License.

        3.1    License.    Subject to, and in accordance with, the terms and conditions of this Agreement, Overture grants to Publisher a limited, non-exclusive, non-assignable, non-transferable, non-sublicensable (unless explicitly provided for under this Agreement), royalty-free license during the

Term to use and display the Overture Content and the Overture Links applicable to this Agreement on Publisher's Offerings, and subject to Overture's written approval on a case-by-case basis and in its sole discretion, one or more of the Overture Marks and/or Yahoo Marks on Publisher's Offerings, solely for purposes contemplated in this Agreement. The foregoing license includes the limited right to use software code, functionality and/or URLs that may be provided by Overture to Publisher to allow Publisher to create Overture Links and receive Overture Content.

        3.2    Conditions of License.    The Overture Content, Overture Links, and if applicable, any licensed Overture Marks or Yahoo Marks, must be reproduced and displayed in the size, place and manner indicated in this Agreement, and only in compliance with Section 3.6 below, as such Section 3.6 may be modified from time to time by Overture in its sole discretion, and as specifically set forth in any applicable Rider (including any Exhibits attached thereto). Publisher may not alter any of the Overture Content (including, without limitation, any data contained therein), Overture Links or Overture Marks in any manner.

        3.3    Ownership of Licensed Materials and Overture Services.    Publisher acknowledges that, as between Overture and Publisher, all right, title and interest in the Licensed Materials and the Overture Services are exclusively owned by Overture and/or its licensors, and that no right other than the limited license granted in this Section 3 is provided to Publisher. Any rights not expressly granted in this Agreement are reserved by Overture, and all implied licenses are disclaimed. Publisher shall not assert any copyright, trademark or other intellectual property ownership or any other proprietary rights in the Licensed Materials, the Overture Services or in any element, derivation, adaptation, variation or name thereof. Publisher shall not contest the validity of, or Overture's ownership of, any of the Licensed Materials. Publisher shall not, in any jurisdiction, adopt, use, register, or apply for registration of, whether as a corporate name, trademark, service mark or other indication of origin, or as a domain name, any Overture Marks, or any word, symbol or device, or any combination confusingly similar to, or which includes, any of the Overture Marks. Except for the limited license expressly granted herein, nothing in this Agreement shall be construed as Overture's granting to Publisher any right, title or interest in or to the Licensed Materials, the Overture Services or any of Overture's technology related thereto.

        3.4    Goodwill and Reputation.    Publisher agrees that, as between Overture and Publisher, any goodwill resulting from Publisher's use of any Licensed Materials as contemplated in this Agreement shall inure to the benefit of Overture and shall automatically vest in Overture upon use by Publisher. Publisher shall not use any Licensed Materials in any manner that may dilute, diminish, or otherwise damage Overture's rights and goodwill in any of the Overture Marks. [***].

        3.5    Caching of Overture Content.    Publisher shall not cache any Overture Content.

        3.6    Overture Usage Guidelines.    Publisher may use the Overture Content, the Overture Links, and any Overture Marks or Yahoo Marks licensed pursuant to this Agreement, solely for the purposes authorized in this Agreement and only in compliance with the guidelines, specifications, directions, information and standards supplied by Overture, as such may be modified by Overture from time to time. Publisher agrees to comply with any requirements established by Overture concerning the style, design, display and use of any such licensed Overture Content, Overture Links and, if applicable, Overture Marks; to correctly use the trademark symbol ™ or registration symbol ® with any use of the Overture Marks, if any, as instructed by Overture; and to use the registration symbol ® upon receiving notice from Overture of the registration of any licensed Overture Marks. Publisher may not use any of the Overture Content, Overture Links or Overture Marks in any manner that implies sponsorship or endorsement by Overture of services and products other than those provided by Overture. With respect to the Yahoo Marks, Publisher agrees to abide by Yahoo's guidelines located as of the Effective Date at [***].

4.    Publisher Responsibilities.

        4.1    Publisher's Offerings.    Publisher agrees that it is solely responsible for the ownership, development, maintenance and operation of Publisher's Offerings and for all materials and content that appear on Publisher's Offerings (other than any of the Licensed Materials appearing on the Publisher's Offerings). Publisher shall not offer to Users incentives of any kind to use any of the Overture Links or the Overture Content. Publisher acknowledges and agrees that [***].

        4.2    Wrongful Acts.    Unless specifically allowed in this Agreement, Publisher shall not [***].

        4.3    International Traffic.    Publisher will, during the Term of this Agreement, use commercially reasonable efforts to restrict the number of searches originating from countries other than the United States ("International Traffic") [***].

5.    'Bot Traffic Identification and Collaboration; Unique Source Feed Indicators.    The parties will employ commercially reasonable efforts to collaborate throughout the Term to minimize any automated or otherwise invalid use of the Overture Links or Overture Content by or through the use of 'bots, metaspiders, macro programs, or any other automated or inappropriate means. Publisher acknowledges and agrees that in order to make it possible for Overture to identify automated (e.g., 'bot traffic) or otherwise invalid search queries and the corresponding clicks on Overture Content, Publisher will provide to Overture the following tracking information (collectively, the "Tracking Information"): [***]. For clarity, the parties intend for this Tracking Information to be uniquely identifiable, but not personally identifiable. [***].

6.    DISCLAIMER OF WARRANTIES.    OVERTURE AND ITS LICENSORS ARE NOT RESPONSIBLE FOR ANY CONTENT PROVIDED HEREUNDER OR FOR ANY SITES THAT CAN BE LINKED TO OR FROM THE OVERTURE CONTENT OR BY MEANS OF THE OVERTURE LINKS. OVERTURE AND ITS LICENSORS MAKE NO WARRANTY OF ANY KIND, WHETHER EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, INCLUDING WITHOUT LIMITATION WARRANTIES OR CONDITIONS OF MERCHANTABILITY, FITNESS FOR A PARTICULAR USE, AND NONINFRINGEMENT.

7.    Confidentiality.

        7.1    Definition.    "Confidential Information" means any information disclosed by either party to the other party during the Term, either directly or indirectly, in writing, orally or by inspection of tangible objects, that (a) is designated as "Confidential," "Proprietary" or some similar designation or (b) a receiving party should reasonably understand to be confidential. All of the terms of this Agreement shall be deemed Confidential Information. Confidential Information will not, however, include any information which (i) was publicly known and made generally available in the public domain prior to the time of disclosure by the disclosing party; (ii) becomes publicly known and made generally available after disclosure by the disclosing party to the receiving party through no action or inaction of the receiving party; (iii) was already in the possession of the receiving party at the time of disclosure by the disclosing party, but only if the receiving party received it from a third party who had the right to provide such information to the receiving party; or (iv) is independently developed by the receiving party without use of or reference to the disclosing party's Confidential Information.

        7.2    Restrictions.    The receiving party agrees (a) not to disclose any Confidential Information of the disclosing party to any third parties; (b) not to use any such Confidential Information for any purposes except to exercise its rights and carry out its responsibilities under this Agreement; and (c) to keep the Confidential Information of the disclosing party confidential using the same degree of care the receiving party uses to protect its own Confidential Information, as long as the receiving party uses at least reasonable care. Each party hereby consents to the disclosure of its Confidential Information to the employees, officers, directors, agents, accountants, attorneys and auditors of the other party. Overture may disclose Confidential Information to Overture Related Parties provided that such parties treat such Confidential Information in accordance with this Section 7. If either party receives a subpoena or other validly issued judicial process requesting, or is otherwise required by a government agency (such as the SEC) to disclose, Confidential Information of the other party, then the receiving party may disclose Confidential Information, provided that receiving party shall promptly notify the disclosing party of such requirement, and shall reasonably cooperate with the disclosing party to seek confidential treatment or to obtain an appropriate protective order to preserve the confidentiality of the Confidential Information. Each party will use commercially reasonable efforts to give the other party 20 days prior written notice of its intent to file this Agreement with the SEC or other similar regulatory agency and will use commercially reasonable efforts to consult with the other party for the purpose of incorporating reasonably proposed redactions (i.e., such proposed redactions to comply with laws, rules and regulations interpreting securities and other applicable laws). All obligations under this Section 7.2 shall survive for three years after expiration or termination of this Agreement.

8.    Indemnification.

        8.1    Overture Indemnification.    Overture shall indemnify, defend and/or settle, and pay damages awarded pursuant to, any third party claim brought against Publisher [***], which alleges that Overture's technology infringes any valid U.S. intellectual property right; provided that Publisher promptly notifies Overture in writing of any such claim, promptly tenders the control of the defense and settlement of any such claim to Overture (at Overture's expense and with Overture's choice of counsel), and cooperates fully with Overture (at Overture's request and expense) in defending or settling such claim, including but not limited to providing any information or materials necessary for Overture to perform the foregoing.

        8.2    Publisher Indemnification.    Publisher shall indemnify, defend and/or settle, and pay damages awarded pursuant to, any third party claim brought against Overture, which alleges that Publisher's Offerings infringe any valid U.S. intellectual property right; provided that Overture promptly notifies Publisher in writing of any such claim, promptly tenders the control of the defense and settlement of any such claim to Publisher (at Publisher's expense and with Publisher's choice of counsel), and cooperates fully with Publisher (at Publisher's request and expense) in defending or settling such claim, including but not limited to providing any information or materials necessary for Publisher to perform the foregoing. Publisher will not enter into any settlement or compromise of any such claim without Overture's prior consent, which shall not be unreasonably withheld.

9.    LIMITATION OF LIABILITY.    NEITHER PARTY WILL BE LIABLE FOR ANY LOST PROFITS, COSTS OF PROCUREMENT OF SUBSTITUTE GOODS OR SERVICES, OR FOR ANY OTHER INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, HOWEVER CAUSED, AND UNDER WHATEVER CAUSE OF ACTION OR THEORY OF LIABILITY BROUGHT (INCLUDING, WITHOUT LIMITATION, UNDER ANY CONTRACT, NEGLIGENCE OR OTHER TORT THEORY OF LIABILITY) EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. [***] NOTWITHSTANDING THE FOREGOING, THE LIMITATIONS OF LIABILITY PROVIDED IN THIS SECTION 9 SHALL NOT APPLY TO ANY OF THE FOLLOWING: (i) A PARTY'S INDEMNIFICATION OBLIGATIONS, (ii) A PARTY'S BREACH OF ITS CONFIDENTIALITY OBLIGATIONS, (iii) A PARTY'S BREACH OF SECTION 11.2 OF THESE TERMS AND CONDITIONS, OR (iv) PUBLISHER'S BREACH OF ITS EXCLUSIVITY OBLIGATIONS SET FORTH IN THIS AGREEMENT.

10.    Termination.

        10.1    Termination for Breach.    Except as otherwise provided herein, if either party breaches any material covenant, representation and/or warranty of this Agreement and such breaching party does not cure such breach within 10 days of written notice by the non-breaching party of such breach, then the non-breaching party may terminate the Agreement upon written notice to the breaching party.

Notwithstanding the prior sentence, if either party breaches any covenant, representation or warranty of this Agreement that is not capable of being cured, then the non-breaching party may terminate this Agreement immediately upon written notice to the breaching party.

        10.2    Termination for Publisher Change in Control.    Overture or Publisher may terminate the Term without liability to the other party immediately upon the existence of a Change in Control by Publisher. For purposes of this Section 10.2, the term "Change in Control" means (a) acquisition by any Prohibited Company of direct or indirect beneficial ownership of then-issued and outstanding securities (or other ownership interests) of Publisher in a single transaction or a series of transactions representing in the aggregate twenty percent (20%) or more of the total combined voting power of Publisher, (b) a merger, consolidation or other reorganization to which Publisher and any Prohibited Company are parties, if the individuals and entities who were stockholders of Publisher immediately prior to the effective date of the transaction have "beneficial ownership" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of less than eighty percent (80%) of the total combined voting power for election of directors (or their equivalent) of the surviving entity following the effective date of the transaction or (c) a sale of all or substantially all of Publisher's assets to a Prohibited Company.

        10.3    Termination for Bankruptcy.    Either party may suspend performance and/or terminate this Agreement if the other party makes any assignment for the benefit of creditors or has any petition under bankruptcy law filed against it, which petition is not dismissed within sixty (60) days of such filing, or has a trustee or receiver appointed for its business or assets or any party thereof.

        10.4    Termination for Below Average Conversion Rate.    "Conversion Rate" means the percentage of users who arrive at an Advertiser's Web site and who thereafter perform a specific act on any such Advertiser's Web site (such as the purchase of a good or service offered by the Advertiser, the downloading of a software application, registration for a newsletter, completion of a survey, etc.). Publisher acknowledges and agrees that [***]. For any month in which the Conversion Rate from Overture Content displayed by Publisher (the "Publisher Conversion Rate") is [***], Overture may, at its sole discretion, provide Publisher with a written statement (a "Conversion Statement") setting forth [***] (the "Conversion Shortfall") and Publisher then shall have a [***] period in which to cure the Conversion Shortfall by raising the Publisher Conversion Rate to [***]. In the event that Publisher fails to cure within such [***] period, [***], Overture shall thereafter have the right to terminate this Agreement upon providing notice to Publisher. Each Conversion Statement provided hereunder shall be treated as Overture's Confidential Information under Section 7 of the Terms and Conditions.

        10.5    Effect of Termination or Expiration.    Upon the termination of this Agreement for any reason (a) all license rights granted herein shall terminate immediately, (b) Publisher shall immediately cease use of the Licensed Materials, (c) Sections 1.3, 2, 3.3, 3.5, 4.2, 6, 7, 8, 9, 10, and 11 of these Terms and Conditions, Sections A and B of Exhibit 1 to the Overture Master Agreement, if applicable, and any other provisions of this Agreement that by their terms should survive the expiration or earlier termination of this Agreement, shall survive such expiration or earlier termination, and (d) Publisher shall promptly refund to Overture any unearned portion of any payment made by Overture hereunder.

11.    Miscellaneous.

        11.1    Notice.    Any notice required for or permitted by this Agreement shall be in writing and shall be deemed delivered if delivered as indicated: (a) by personal delivery when delivered personally, (b) by overnight courier upon written verification of receipt, (c) by certified or registered mail, return receipt requested, upon verification of receipt, or (d) by facsimile transmission when confirmed by facsimile transmission report and followed by a copy of such transmission sent in accordance with either (a), (b) or (c) above. All notices must be sent, if to Publisher, at the address provided on page 1 of the Overture Master Agreement or if to Overture, at 74 North Pasadena Avenue, Third Floor,

Pasadena, California 91103, Attn: General Counsel, Fax: (626) 685-5601, or to such other address as the addressee party may have provided for the purpose of notice in accordance with this Section 11.1.

        11.2    Press Release.    Publisher may not issue any press release or other public statements regarding this Agreement. Notwithstanding the prior sentence, Overture may in its sole discretion permit such a press release or public statement by providing written notice of its consent. Publisher's failure to obtain the prior written approval of Overture shall be deemed a material non-curable breach of this Agreement, whereby Overture may terminate this Agreement immediately following written notice to Publisher, and the cure provisions set forth in Section 10 above shall not apply.

        11.3    Assignment.    Neither party shall assign any of its rights under this Agreement nor delegate any of its duties under this Agreement, without the prior written consent of the other party, except that Overture may assign this Agreement in whole or in part to Yahoo or a subsidiary of Yahoo without Publisher's consent. Consent to assignments shall not be unreasonably withheld by either party. Upon assignment of this Agreement, the assignor shall cease to be liable under this Agreement except for events occurring prior to the date of assignment. This Agreement shall inure to the benefit of, and shall be binding upon, the parties' permitted successors and assigns.

        11.4    No Third Party Beneficiaries.    Except as otherwise provided in this Agreement, all rights and obligations of the parties hereunder are personal to them and this Agreement is not intended to benefit, nor shall it be deemed to give rise to, any rights in any third party other than Overture's licensors, which are third party beneficiaries to this Agreement.

        11.5    Overture Affiliates.    Overture's obligations under this Agreement, including without limitation, the provision of Overture Content, may be fulfilled by Overture Related Parties. At Overture's discretion and without limitation of Overture's rights and remedies under Section 4.2 of the Terms and Conditions, Overture may deliver localized Overture Content in response to queries from Users located in foreign countries, in which case Publisher shall, upon request from Overture, execute an appropriate agreement with an Overture Related Party.

        11.6    Governing Law.    This Agreement will be governed and construed in accordance with California law, without regard to its conflict of law principles. Any dispute or claim arising out of or in connection with this Agreement shall be finally settled by the state or federal courts located in Los Angeles County, California, to whose exclusive jurisdiction and in which venue the parties irrevocably submit.

        11.7    Independent Contractors.    The parties to this Agreement are independent contractors. This Agreement shall not be construed to create a joint venture or partnership between the parties. Neither party shall be deemed to be an employee, agent, partner or legal representative of the other for any purpose and neither shall have any right, power or authority to create any obligation or responsibility on behalf of the other.

        11.8    Commencement of Obligations.    The parties will work in good faith to implement the Overture Services described in this Agreement as soon as practicable on, or after the Effective Date.

        11.9    Force Maieure.    Neither party shall be liable hereunder by reason of any failure or delay in the performance of its obligations (except for the payment of money) on account of strikes, shortages, riots, insurrection, fires, flood, storm, explosions, earthquakes, Internet outages, acts of God, acts of war, acts of terrorism, governmental action, or any other cause that is beyond the reasonable control of such party.

        11.10    Entire Agreement.    This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof. This Agreement supersedes, and the terms of this Agreement govern, any other prior or collateral agreements (including without limitation, any warranties) with respect to the subject matter hereof. Any amendments to this Agreement must be in writing and executed by an officer of the parties.

        11.11    Updates.    Overture and its licensors may (in their sole discretion) make updates, upgrades, changes and modifications to any or all aspects of its products, services and marketplaces from time to time and nothing in this Agreement shall be deemed to impair, restrict, limit or affect in any way the manner in which Overture operates its business.

        11.12    Counterparts; Facsimile Signatures.    This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document upon execution by both Publisher and Overture. The parties shall be entitled to rely upon a facsimile of a signed copy of this Agreement as if it were an original signed counterpart.

        11.13    Severability.    If any provision of this Agreement is held or made invalid or unenforceable for any reason, such invalidity shall not affect the remainder of this Agreement, and the invalid or unenforceable provisions shall be replaced by a mutually acceptable provision, which being valid, legal and enforceable comes closest to the original intentions of the parties hereto and has like economic effect.

        11.14    Waiver.    The terms or covenants of this Agreement may be waived only by a written instrument executed by the party waiving compliance. The failure of either party at any time or times to require performance of any provision hereof shall in no manner affect the right at a later time to enforce the same. No waiver by either party of the breach of any term or covenant contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such breach or a waiver of the breach of any other term or covenant contained in this Agreement.

        11.15    References to Time.    As used in this Agreement, "quarter" means a calendar quarter and "month" means a calendar month.

        11.16    Section Headings.    The section headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

EXHIBIT A

[***]

1.
Definition.    [***].

2.
In addition to the obligations set forth in this Agreement, Publisher shall [***]:

a.
Publisher shall ensure that [***].

b.
[***].

c.
[***].

3.
[***].

SCHEDULE 1

[***]

[***]

RIDER PM

PRECISION MATCH

1.
Definitions.    As used in the Agreement, the following capitalized terms have the meanings set forth below. Unless otherwise defined in this Rider PM, capitalized terms shall have the meanings set forth in other parts of this Agreement.

a.
"Local Match Results" means the Overture Content provided to Publisher by Overture pursuant to this Rider PM, which Overture Content contains locally targeted information and other content of Advertisers.

b.
"Precision Match Adjusted Gross Revenue" means Precision Match Gross Revenue minus Precision Match Overture Costs.

c.
"Precision Match Gross Revenue" means amounts earned by Overture from Advertisers resulting solely from charges for Precision Match Qualified Clicks on the Results Pages (or, in the event Overture modifies its revenue model to some other cost-per-action model, the amounts earned from Advertisers resulting solely from such actions) after deducting any taxes that Overture may be required to collect, if any, excluding deductions for taxes on Overture's net income. [***].

d.
[***].

e.
"Precision Match Overture Links" means the items checked in Section 2 below.

f.
"Precision Match Qualified Click" means a valid click by a User on a Precision Match Overture Result displayed on Publisher's Offerings immediately after transferring from a Precision Match Overture Link on Publisher's Offerings to the Precision Match Results. Precision Match Qualified Clicks are determined by Overture and the validity of a click is determined by Overture in its reasonable discretion.

g.
"Precision Match Results" means the Overture Content provided to Publisher by Overture pursuant to this Rider PM, which Overture Content contains information and other content of Advertisers, and to the extent available Local Match Results.

h.
"Precision Match Search Query" means any search conducted on Publisher's Offerings by a User via a Precision Match Overture Link excluding any search generated in violation of Section 4.2 of the Terms and Conditions.

i.
"Precision Match Selected Pages" means all the Web pages within Publisher's Offerings from which Overture has selected to receive Precision Match Search Queries via Hyperlinks, as set forth in Exhibit 3 to this Rider PM and as such selection of Web pages may be updated by Overture from time to time during the Term.

j.
"Results Pages" means the Web pages within Publisher's Offerings on which Precision Match Results appear.

2.
Precision Match Overture Links.    The Precision Match Overture Links identified below shall be the only Overture Links used to provide Users access to the Precision Match Results.

☐
Overture Search Box (Search Box provided by Overture and displayed on Publisher's Offerings)

☒
Publisher Search Box (Search Box provided by Publisher and displayed on Publisher's Offerings)

☒
Hyperlinks (Words or phrases provided or approved by Overture in writing that are displayed on Precision Match Selected Pages and hyperlinked to Results Pages)

3.
Implementation of Precision Match Overture Links.    Publisher will display to all Users the Precision Match Overture Links as shown in the mock-ups attached as Exhibit 1 to this Rider PM. Any additional requirements regarding the implementation of the Precision Match Overture Links are also set forth in Exhibit 1.

4.
Delivery of Precision Match Search Queries and Precision Match Results.    Publisher will use commercially reasonable efforts to deliver all Precision Match Search Queries to Overture each and every time a User initiates a Precision Match Search Query. After receiving a Precision Match Search Query, Overture shall use commercially reasonable efforts to deliver either Precision Match Results or a response that no Precision Match Results are being delivered for that Precision Match Search Query. The number of Precision Match Results provided by Overture to Publisher for each Precision Match Search Query will in each instance be determined by Overture.

5.
Implementation.

a.
Results Pages.    If Overture delivers Precision Match Results to Publisher, Publisher shall then implement and display all such Precision Match Results as provided by Overture (with full title, description and URL) on Results Pages that conform to the mock-ups attached as Exhibit 2 to this Rider PM and such other specifications as may be provided by Overture from time to time. The Overture Results will be displayed on the Results Pages with a section heading as depicted in Exhibit 2 to this Rider PM or such other section heading that may be required by applicable law. Publisher will display the Results Page as the next Web page displayed to a User following a Precision Match Search Query and will not display any interstitial content or other Web pages to a User between the entry of a Precision Match Search Query and the display of the Results Page.

b.
Precision Match Results.    At a minimum, [***] Precision Match Results must appear on a Results Page and Publisher shall use good faith efforts to ensure that [***] Precision Match Results appear Above the Fold. On each Results Page, Publisher shall display all Precision Match Results together, without any other content of any kind interspersed between such Precision Match Results (i.e., contiguously) and in the order provided by Overture. Notwithstanding the foregoing, Publisher may display [***] Precision Match Results Above the Fold, as depicted in the mock-ups set forth in Exhibit 2 to this Rider PM; provided that, such display of Precision Match Results otherwise conforms to the requirements set forth in this Section 5 of Rider PM. Publisher will display the Precision Match Results so that all aspects of "look and feel" (including but not limited to left and right margins, text size, color, font, headings, shading/background, spacing, blank areas, content categories, placements on the page (both top and bottom and left to right) will be as depicted in the mock-ups set forth in this Exhibit 2 to this Rider PM. Publisher will not modify any aspect of the Precision Match Results (including the data contained therein). Any additional requirements regarding the implementation of the Precision Match Results described in this Rider PM are set forth in Exhibit 2 to this Rider PM.

c.
Marketing Link.    Publisher shall prominently display on the Results Pages near the Precision Match Results a link to a Web page for the purpose of explaining the sponsored nature of the Precision Match Results and informing potential advertisers how they may sign up to become Precision Match Advertisers.

6.
Compensation.    Overture shall pay Publisher:

[***]

[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

EXHIBIT 1 TO RIDER PM

PRECISION MATCH OVERTURE LINKS MOCK-UP—ADDITIONAL
REQUIREMENTS

[GRAPH]

The links and search boxes above that are circled or have a "check" next to them serve as Precision Match Overture Links.

[GRAPH]

The links above that are circled serve as Precision Match Overture Links.

EXHIBIT 2 TO RIDER PM

RESULTS PAGES MOCK-UP—ADDITIONAL REQUIREMENTS

[GRAPH]

[GRAPH]

[GRAPH]

[GRAPH]

[GRAPH]

[GRAPH]

[GRAPH]

[GRAPH]

EXHIBIT 3 TO RIDER PM

PRECISION MATCH SELECTED PAGES FOR HYPERLINKS

All pages and sub-pages within Publisher's Offerings.

Amendment Number 1 ("Amendment #1")
to the
Yahoo! Publisher Network Service Order Contract #204362
Effective Date December 31, 2004 ("Original Agreement")

        This Amendment #1 ("Amendment #1") to the Original Agreement is made effective as of January 9, 2006 ("Amendment #1 Effective Date") by and between Overture Services, Inc. ("Overture") and Myareaguide.com, Inc. ("Publisher").

        In consideration of these mutual covenants and for such other good and valuable consideration, the sufficiency of which is acknowledged by the parties hereto, Overture and Publisher desire to amend the Original Agreement as follows:

  1.
  The parties acknowledge that Local Matters, Inc.'s acquisition of Publisher constitutes a Change of Control and each party agrees to waive its right to terminate the Agreement in connection with such Change of Control in accordance with Section 10.2 of the Original Agreement.

  2.
  Section 6 ("Compensation") of Rider PM to the Original Agreement is deleted in its entirety and replaced with the following:

    "Overture will pay Publisher [***].

  3.
  Section 5.2 ("Exclusivity") of the Original Agreement is amended to add the following at the end of the section:

    Notwithstanding the foregoing, Publisher may display on Publisher's Web Sites [***]; provided that, such [***] shall only be displayed [***]. Publisher shall use commercially reasonable efforts to ensure that such [***].

  4.
  In the event of conflict between the terms and conditions of the Original Agreement and the terms and conditions of this Amendment #1, the terms and conditions of this Amendment #1 shall control. All capitalized terms not defined herein shall have the meanings assigned to them in the Original Agreement. Except as amended by this Amendment #1, the Original Agreement shall remain in full force and effect in accordance with its terms.

  5.
  This Amendment #1 may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

1

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment #1 to the Original Agreement to be executed by their duly authorized representatives as of the Amendment #1 Effective Date.

MYAREAG IDE.COM, INC.		OVERTURE SERVICES, INC.
By:	/s/ DUSTIN MOORE	By:	/s/ DEAN STACKER
Name:	Dustin Moore	Name:	Dean Stacker
Title:	VP Bus Dev	Title:	V.P., BD

2

QuickLinks

OVERTURE MASTER AGREEMENT